Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                            IMS HEALTH INCORPORATED
            (Exact name of Registrant as specified in its charter)

                  Delaware                              06-1506025
      (State or other jurisdiction of        (I.R.S. Employer Identification
       incorporation or organization)                    Number)

                               200 Nyala Farms
                             Westport, CT 06880
  (Address, including zip code, of Registrant's principal executive office)

               Replacement Plan for Certain Employees Holding
                  Cognizant Corporation Equity-Based Awards
         Replacement Plan for Certain Non-Employee Directors Holding
                  Cognizant Corporation Equity-Based Awards
Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock
                                   Options
                        Employee Stock Purchase Plan
                                Savings Plan
                          (Full title of the Plans)
                          -------------------------
                              Kenneth S. Siegel
            Senior Vice President, General Counsel and Secretary
                           IMS Health Incorporated
                               200 Nyala Farms
                             Westport, CT 06880
                               (203) 222-4200
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)
                                 Copies to:
                            Joel S. Hoffman, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000
                          -------------------------

                        CALCULATION OF REGISTRATION FEE

                                  Proposed        Proposed
  Title of                        Maximum         Maximum
  Securities                      Offering        Aggregate      Amount of
   to be          Amount to be    Price Per       Offering      Registration
  Registered      Registered      Share<F1>       Price<F1>        Fee<F1>
 --------------    ----------    ----------    -------------   ------------
Common Stock,      22,925,000     $52.75        $1,209,293,750    $356,741.66
$0.01 par value
per share<2><3>


<F1> Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low price of the Common Stock reported on the New
   York Stock Exchange on June 24, 1998.
<F2> The shares are issuable pursuant to the respective plans as follows:
     Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards - 20,000,000 shares, Replacement Plan for Certain Non-Employee Directors Holding Cognizant Corporation, Equity-Based Awards -75,000 shares, Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options - 750,000 shares, Employee Stock Purchase Plan -1,500,000 shares and Savings Plan - 600,000 shares.
<F3> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.


In addition, pursuant to 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by IMS Health Incorporated (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Registration Statement on Form 10/A-2 filed pursuant to the Exchange Act (file no. 1-14049) on June 17, 1998 (the "Form 10 Registration Statement")

          (b) The description of the Company's capital stock contained in the Form 10 Registration Statement.

          (c) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on June 23, 1998.

          (d) The Company's Current Report on Form 8-K filed on June 30, 1998 as amended by Form 8-K\A filed on June 30, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

     4.1 Restated Certificate of Incorporation of the Company filed on May 29, 1998 (incorporated herein by reference to Exhibit 3.1 to the Form 10 Registration Statement).

     4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10 Registration Statement).

     4.3 The Rights Agreement, dated as of June 15, 1998, between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on June 23, 1998).

     5            Opinion of Simpson Thacher & Bartlett.

     23.1         Consent of Coopers & Lybrand LLP.

     23.2         Consent of Simpson Thacher & Bartlett (included in
                  Exhibit 5).

     24           Power of Attorney.


Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To submit the Savings Plan and any amendments to such plan to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code of 1986.

(6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 30th day of June, 1998.


                                         IMS Health Incorporated
                                                  (Registrant)


                                         By  /s/  Kenneth S. Siegel
                                           ----------------------------------
                                                  Kenneth S. Siegel
                                                  Senior Vice President,
                                                  General Counsel & Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                       Title                   Date

*     Robert E. Weissman       Chairman, Chief Executive    June 30, 1998
      Robert E. Weissman       Officer (principal executive
                               officer) and Director




*      Victoria R. Fash        President, Chief Operating    June 30, 1998
       Victoria R. Fash        Officer (principal
                               financial officer) and
                               Director


*      James C. Malone         Senior Vice President and     June 30, 1998
       James C. Malone         Controller (principal
                               accounting
                               officer)

* Clifford L. Alexander, Jr.   Director                     June 30, 1998
  Clifford L. Alexander, Jr.



*     John P. Imlay, Jr.       Director                     June 30, 1998
      John P. Imlay, Jr.


*     Robert Kamerschen        Director                     June 30, 1998
      Robert Kamerschen


*     Robert J. Lanigan        Director                     June 30, 1998
      Robert J. Lanigan



*     H. Eugene Lockhart       Director                     June 30, 1998
      H. Eugene Lockhart


*     M. Bernard Puckett       Director                     June 30, 1998
      M. Bernard Puckett


*   William C. Van Fassen      Director                     June 30, 1998
    William C. Van Fassen



*By Kenneth S. Siegel                                       June 30, 1998
       Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westport, State of Connecticut, on the 30th day of June, 1998.


                                  IMS HEALTH INCORPORATED SAVINGS PLAN


                                  By:   /s/   Kenneth S. Siegel
                                     ----------------------------------------
                                     Name:    Kenneth S. Siegel
                                     Title:   Senior Vice President,
                                              General Counsel & Secretary

                               INDEX TO EXHIBITS



 Exhibit                                                   Sequentially
 Number                     Description                    Numbered Page
 -------                    ------------                   -------------

 4.1       Restated Certificate of Incorporation of the
           Company filed on May 29, 1998 (incorporated herein by reference to Exhibit 3.1 to the Form 10 Registration Statement).

 4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10
           Registration Statement).


 4.3       The Rights Agreement, dated as of June 15,
           1998, between the Company and First Chicago
           Trust Company of New York (incorporated
           herein by reference to Exhibit 1 to the
           Company's Registration Statement on Form 8-A filed on June 23, 1998).

 5         Opinion of Simpson Thacher & Bartlett.

 23.1      Consent of Coopers & Lybrand L.L.P.

 23.2      Consent of Simpson Thacher & Bartlett
           (included in Exhibit 5).

 24        Power of Attorney.